Exhibit 10.13

Lease Agreement for Personal Care Products Production Equipment

This Agreement is entered in Wuqing Tianjin on the day of October 31, 2007.

Party A: Tianjin Tianshi Biological Development Co., Ltd
Address: No.6 Yuanquan Road, Wuqing New-tech Industry Park, Tianjin
Business License Number: Qi He Jin Zong Zi No. 011809
Legal Representative: Jinyuan Li

Party B: Tianjin Tianshi Biological Engineering Co., Ltd
Address: No.6 Yuanquan Road, Wuqing New-tech Industry Park, Tianjin
Business License Number: 1200002000406
Legal Representative: Jinyuan Li

Whereas Party A has the sole ownership and right to use the personal care products production Equipment referred to in this Agreement and desires to lease this Equipment (the “Leased Equipment”) to Party B and Party B desires and agrees to rent the Leased Equipment; therefore, in accordance with the applicable laws and regulations and through good faith negotiations, Party A and Party B agree the following provisions, which shall be observed by each of the parties:

Article 1 The Leased Equipment

1.1 Party A acknowledges and agrees to lease and Party B acknowledges and agrees to rent the Leased Equipment (See Appendix I). The Leased Equipment shall meet the specified functions, standards and data. Party A shall provide Party B with all applicable and necessary diagram papers, data and other technical materials.

Article 2 Lease Term

2.1 The Lease Term is two years, beginning on January 1, 2008 and terminating on December 31, 2009.

2.2 If Party B desires to extend this Lease Agreement, an extension request is required within three months prior to the expiry of this Lease Agreement. Upon the consent of Party A to the said extension request, Party A and Party B shall enter a new lease agreement with respect to some relevant issues. Party B has the preemptive right to rent the Leased Equipment under the same lease conditions.

Article 3 Delivery

3.1 Party A shall prepare and provide Party B with two copies of the draft of the Acceptance Manual prior to January 1, 2008. Party B shall review and approve the Acceptance Manual within ten working days as of the receipt of the said copies, or give comments on amending the Acceptance Manual.

3.2 Party A shall deliver the Leased Equipment to the location designated by Party B within ten days as of the date on which Party B approves the Acceptance Manual and notifies Party A.

3.3 Party A warrants that it has the sole ownership of the Leased Equipment and there are not any claims from any third party relating to the Leased Equipment.

3.4 Party A warrants that there are not any unstated flaws with the Leased Equipment on delivery and agrees to undertake the guarantee of responsibility for such flaws.

Article 4 Rent

4.1 The rent is Renminbi Thirty Seven Thousand Seven Hundred Forty Two (RMB37742) per month and RMB Nine Hundred-Five Thousand and Eight Hundred and Eight (RMB 905808.24) in total through the lease term.

4.2 Under the Lease term, Party B, as Lessee, shall undertake the costs incurred from the use, maintenance, repair and management of the Leased Equipment.

4.3 When the Lease term expires, Party B shall pay in full any rent due and any other fees legally required to be paid by Lessee.

Article 5 Payment

5.1 Party A shall provide Party B with a monthly invoice for the rent. Party B shall pay the rent quarterly prior to the 25th day of the last month in the quarter by wire transferring to the following bank account designated by Party A:
Bank Name: Wuqing Branch, Industrial and Commercial Bank of China
Account Number : 0302097109103546552

5.2 If the rent is overdue, Party B shall pay a late charge to Party A. The sum of the late charge shall be equal to the number of days overdue times 3/10000ths of the amount of the overdue rent.

Article 6 The transfer of leasehold

6.1 Under the lease term, in the case that Party A transfers all or part of the Leased Equipment, Party A shall ensure that the assignee continues to fulfill this Agreement. Under the same transfer conditions, Party B has preemptive right to purchase the Leased Equipment.

Article 7 Insurance

7.1 Under the lease term, the ownership of the Leased Equipment belongs to Party A. After the receipt of the Leased Equipment, Party B shall insure the Leased Equipment with an insurance company in the name of Party A and assume the premium charge. Party B shall give Party A the insurance policy as an appendix to this lease Agreement.

Article 8 Sublease and Mortgage

8.1 Under the lease term, Party B has the right to use the Leased Equipment, but has no right to transfer or mortgage the Leased Equipment. Without the consent of Party A, Party B has no right to add or remove any components to or from the Leased Equipment or relocate the Leased Equipment. Party A has the right to examine the Leased Equipment to confirm if it is in a good use and working condition. Party B shall facilitate such examination at its best effort.

Article 9 Breach Liability

9.1 Under the lease term, if Party B fails to pay the rent for more than three months and fails to make the payment within 15 days of the day on which Party A notifies Party B to pay the rent, Party A has the right to rescind this Agreement.

9.2 If Party B desires to terminate this Agreement before the expiry date, a prior two months written notice of Party B and the written consent of Party A are required.

9.3 If Party B can not use the Leased Equipment as usual as a result of the actions of Party A, Party B is entitled to refuse to pay the rent and to rescind this Agreement prior to the expiry. Party A shall assume responsibility for such breach and compensate the loss of Party B incurred herefrom.

Article 10 Force Majeure

10.1 If Party A is unable to continue the performance of the Agreement because of the modification or promulgation of laws and regulations by the government relating to lease acts, Item 2 of this article will be applied.

10.2 Unless the special items specified in the Agreement or the supplementary Agreements, the breaching party is exempted from its breach responsibilities in the case of occurrence of wars, strikes, fires, earthquakes and some other unforeseen, unavoidable the incidents which cause impossibility of performance of the Agreement in whole or in part. However, if the delay of the performance occurred prior to the force majeure, the breach responsibility can not be exempted.

10.3 If the Agreement can not be performed due to the force majeure, the affecting party shall promptly notify the other party and take all possible measures to reduce the possible damages to the other party. If the force majeure exists more than a month, any party has the right to notify the other party to terminate this Agreement or its supplement the Agreement in writing at any time.

Article 11 Tax

11.1 The stamp duty, registration fees, notary fees and other related taxes and fees relating to this Agreement, which are required by the state regulations and Tianjin municipal provisions, shall be assumed and shared by the Lessor, Party A and the Lessee, Party B in accordance with the relevant provisions. Party A shall go through the relevant registration procedures.

Article 12 Notification

12.1 All notifications required by this Agreement, all the documents exchanged between Party A and Party B and the other notifications and requirements related to the Agreement shall be given in writing. The following notifications are deemed to be served upon: 1) that the letters and faxes are sent out, which Party A sends to Party B or Party B sends to Party A; 2) after 10 days as of the mailing date of the registered letters to the address shown on the first page of this Agreement and the other party as the addressee, and 3) that the registered letters are sent by person to the address shown on the first page of this Agreement.

Article 13 Applicable law

13.1 The formation, effect, interpretation, implementation, modification, termination and settlement of the dispute of this Agreement will apply to and be governed by the laws of China.

13.2 With respect to all disputes arising from the Agreement, the parties shall negotiate in good faith firstly. If the negotiation cannot reach a resolution, the parties agree that the Court in the location of the Lessee has the jurisdiction.

Article 14 Miscellaneous

14.1 The parties shall enter into supplemental agreements on any further issues which are excluded in this Agreement.

14.2 If this Agreement is modified by hand, the parties shall confirm the modification by sealing. Otherwise such modification is void.

14.3 If any provisions of the agreement are deemed null and void, such provisions will not affect the validity of the other provisions.

14.4 This Agreement will become effective after the parties sign and seal on this Agreement. This Agreement executes in two copies and each party takes one, which shall be in the same legal effect.

Party A: Tianjin Tianshi Biological Development Co., Ltd

[COMPANY SEAL AFFIXED]

Address: No.6 Yuanquan Road, Wuqing New-tech Industry Park, Tianjin
Business License Number: Qi He Jin Zong Zi No. 011809
Legal Representative: Jinyuan Li

/s/ Li Jinyuan

Party B: Tianjin Tianshi Biological Engineering Co., Ltd

[COMPANY SEAL AFFIXED]

Address: No.6 Yuanquan Road, Wuqing New-tech Industry Park, Tianjin
Business License Number: 1200002000406
Legal Representative: Jinyuan Li

/s/ Li Jinyuan